Preliminary Proxy Card - Subject to Completion FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF CC NEUBERGER PRINCIPAL HOLDINGS II THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints [•] and [•] (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of CC Neuberger Principal Holdings II (the “Company” or “PBPR”), a Cayman Islands exempted company, that the undersigned is entitled to vote (the “Shares”) at the Extraordinary General Meeting of Shareholders of the Company to be held on [•], 2022 at 9:00 a.m. Eastern Time, virtually over the Internet at [•] (the “Extraordinary General Meeting”), and at any adjournments and/or postponements thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 3. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on the reverse side) P R O X Y Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [•], 2022 at 9:00 a.m. Eastern Time. This notice of Extraordinary General Meeting and the accompanying Proxy Statement are available at: [•] Exhibit 99.1

Date: , 2022 Shareholder’s Signature (Signature If Held Jointly) When the Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name y an authorized person or authorized entity. The Shares represented by this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy card will be voted “FOR” each of Proposal Nos. 1, 2 and 3. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion. 1. Domestication Merger Proposal — To consider and vote upon a proposal by special resolution to approve CCNB merging with and into Vector Domestication Merger Sub, LLC (“Domestication Merger Sub”) in accordance with Section 18-209 of the DLLCA and ceasing to exist in the Cayman Islands in accordance with Part XVI the Companies Act, with Domestication Merger Sub surviving the merger as a wholly-owned direct subsidiary of New CCNB (the “Domestication Merger”), and all outstanding securities of CCNB will convert to outstanding securities of New CCNB, as described in more detail in the accompanying proxy statement/prospectus (the “Domestication Merger Proposal”); 2. Business Combination Proposal — To consider and vote upon a proposal to approve the Business Combination Agreement, dated December 9, 2021 (the “Business Combination Agreement”), by and among CCNB, New CCNB, Domestication Merger Sub, Vector Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCNB (“G Merger Sub 1”), Vector Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CCNB (“G Merger Sub 2”), Griffey Global Holdings, Inc., a Delaware corporation (“Getty Images”) and Griffey Investors, L.P., a Delaware limited partnership, solely for the purposes of certain sections set forth therein, a copy of which is attached as Annex A to this proxy statement/prospectus, and approve the transactions contemplated thereby (including the Getty Mergers) (the “Business Combination” and such proposal, the “Business Combination Proposal”); and 3. Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Shareholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal. This proposal will only be presented at the Shareholders Meeting (i) to the extent necessary to ensure that any legally required supplement or amendment to the proxy statement/prospectus is provided to CCNB Shareholders, (ii) if there are insufficient voting interests of CCNB represented (either in person or by proxy) to constitute a quorum, (iii) in order to solicit additional proxies from CCNB Shareholders for purposes of obtaining approval of the Required CCNB Shareholder Proposals, (iv) if the holders of public shares have elected to redeem such shares such that the Net Funded Indebtedness Condition (as defined in the accompanying proxy statement/prospectus) would not be satisfied, or (v) in the case of clauses “(ii)” and “(iii)”, upon the reasonable request of Getty Images (the “Adjournment Proposal”). X Please mark vote as indicated in this example CC NEUBERGER PRINCIPAL HOLDINGS II — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2 AND 3. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN